THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for Tender of Warrants of
ATLAS FINANCIAL HOLDINGS, INC.
Pursuant to the Offer to Purchase Dated April 12, 2013

THE OFFER EXPIRES AT 5:00 P.M. (CENTRAL TIME) ON May 17, 2013, UNLESS THE OFFER IS WITHDRAWN, EXTENDED OR VARIED.

2

As set forth in the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender warrants (the “Warrants”), exercisable for the purchase of ordinary shares (“Shares”) of Atlas Financial Holdings, Inc. (the “Corporation”), pursuant to the Offer (as defined below) if certificates for these Warrants are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach the Corporation by the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the office of the Corporation as set forth below.

TO:	Atlas Financial Holdings, Inc. (the “Corporation”)
By Hand, Courier or Mail
Attention: Mr. Paul Romano
150 Northwest Point Boulevard
Elk Grove Village, Illinois
60007 USA

Telephone: +1 847 700 8603
Website: www.atlas-fin.com
Email: promano@atlas-fin.com
Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to a facsimile number, other than as set forth above, does not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box G - Signature Guarantee in the Letter of Transmittal.
The undersigned hereby tenders to the Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 12, 2013 (the “Offer to Purchase”), the accompanying issuer bid circular (the “Circular”) included therein, the related form of lock-up agreement (the “Lock-Up Agreement”), letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Warrants indicated below pursuant to the guaranteed delivery procedure set forth in the Circular under “Procedure for Tendering Warrants”.

Number of Warrants: Certificate Nos. (if available): Signature(s): (Sign Here)	Name(s) of Registered Holder: (Please type or print) Address: (Postal Code or Zip Code)
Dated:	Area Code and Telephone No.:

DO NOT SEND WARRANT CERTIFICATES WITH THIS FORM
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Corporation and must deliver the Letter of Transmittal and certificates for Warrants to the Corporation within the time period show herein. Failure to do so could result in a financial loss to such Eligible Institution.
GUARANTEE
(Not to be used for signature guarantees)
The undersigned, a Canadian Schedule I chartered bank, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP), guarantees to deliver to the Corporation at its address set forth above the certificate(s) representing the Warrants tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m. (Central time), on the third business day after the Expiration Date.

Number of Firm: Address of Firm: (Postal Code or Zip Code)	Authorized Signature: Name: (Please type or print) Title:
Area Code and Telephone No.:	Dated: